Exhibit 99.3

MAILBANK.COM, INC.

AND SUBSIDIARIES

(D\B\A NETIDENTITY.COM)

CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2005 and 2004

CONTENTS

Page

INDEPENDENT AUDITORS’ REPORT	F-1

CONSOLIDATED FINANCIAL STATEMENTS:

CONSOLIDATED BALANCE SHEETS	F-2 – F-3

CONSOLIDATED STATEMENTS OF INCOME	F-4

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY	F-5

CONSOLIDATED STATEMENTS OF CASH FLOWS	F-6

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS	F-7 – F-18

INDEPENDENT AUDITORS’ REPORT

The Board of Directors
Mailbank.com, Inc. and Subsidiaries
(d\b\a Netidentity.com)
Boulder, Colorado

We have audited the accompanying consolidated balance sheets of Mailbank.com, Inc. and Subsidiaries (d/b/a Netidentity.com) as of December 31, 2005 and 2004 and the related consolidated statements of income, changes in stockholders’ equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with U.S. generally accepted auditing standards.  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements.  An audit also includes assessing the accounting principles used and significant estimates by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Mailbank.com, Inc. and Subsidiaries (d/b/a Netidentity.com) as of December 31, 2005 and 2004 and the results of their operations and their cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

As discussed in note 1 to the financial statements, management identified certain errors relating to stock option expenses related to independent contractors not reported for years prior to January 1, 2004. Accordingly, the 2004 financial statements have been restated and an adjustment has been made to opening stockholders’ equity to correct such errors.

/s/ Mayer Hoffman McCann P.C.

Denver, CO
July 26, 2006

MAILBANK.COM, INC.  AND SUBSIDIARIES (D\B\A NETIDENTITY.COM)

CONSOLIDATED BALANCE SHEETS

ASSETS

	March 31, 2006	March 31, 2005	December 31, 2005	December 31, 2004
	(Unaudited)	(Unaudited)
CURRENT ASSETS
Cash and cash equivalents	$387,478	$858,593	$300,709	$894,441
Accounts receivable, net of allowance for doubtful accounts of $0
Trade	177,353	54,508	186,023	129,544
Credit card reserve	36,697	89,432	36,697	89,432
Deferred costs	138,199	117,653	80,011	84,340
Deferred tax asset	92,000	418,000	92,000	447,000

TOTAL CURRENT ASSETS	831,727	1,538,186	695,440	1,644,757

PROPERTY AND EQUIPMENT at cost, net of accumulated depreciation	39,632	51,233	44,450	55,782

OTHER LONG-TERM ASSETS
Deposits	33,750	20,750	20,750	20,750
Domain names held for resale	90,012	96,183	91,084	97,536
Domain names held for lease	5,966,790	5,972,839	5,966,790	5,972,839
Other intangibles, net of accumulated amortization	260,838	336,141	272,392	357,391
Deferred tax asset, non current	—	36,000	—	36,000
TOTAL OTHER LONG-TERM ASSETS	6,351,390	6,461,913	6,351,016	6,484,516

TOTAL ASSETS	$7,222,749	$8,051,332	$7,090,906	$8,185,055

The accompanying notes are an integral part of these consolidated financial statements.

MAILBANK.COM, INC.  AND SUBSIDIARIES (D\B\A NETIDENTITY.COM)

CONSOLIDATED BALANCE SHEETS

LIABILITIES

	March 31, 2006	March 31, 2005	December 31, 2005	December 31, 2004
	(Unaudited)	(Unaudited)
CURRENT LIABILITIES
Accounts payable - trade	$42,869	$123,753	$84,879	$149,250
Dividends payable	10,911	103,832	26,371	244,240
Deferred revenue	1,914,221	1,865,618	1,933,185	1,878,833
Other current liabilities	38,357	2,441	42,989	15,000

TOTAL CURRENT LIABILITIES	2,006,358	2,095,644	2,087,424	2,287,323

Deferred tax liability	531,000	287,000	450,000	284,000

STOCKHOLDERS’ EQUITY

Preferred stock, par value $1.00, 3,000 shares authorized, no shares issued and outstanding	—	—	—	—
Common stock, par value $0.001, 200,000,000 shares authorized 21,508,253, 20,739,791, 21,523,253, and 20,739,791 shares issued and outstanding at March 31, 2006, March 31, 2005, December 31, 2005, and 2004, respectively	21,508	20,740	21,523	20,740
Additional paid-in-capital	5,994,081	7,817,523	5,994,066	7,817,523
Stock subscription receivable	—	(32,568)	—	(32,568)
Accumulated deficit	(1,330,198)	(2,137,007)	(1,462,107)	(2,191,963)
TOTAL STOCKHOLDERS’ EQUITY	4,685,391	5,668,688	4,553,482	5,613,732

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$7,222,749	$8,051,332	$7,090,906	$8,185,055

The accompanying notes are an integral part of these consolidated financial statements.

MAILBANK.COM, INC.  AND SUBSIDIARIES (D\B\A NETIDENTITY.COM)

CONSOLIDATED STATEMENTS OF INCOME

FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND 2005 (UNAUDITED) AND THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	March 31, 2006	March 31, 2005	December 31, 2005	December 31, 2004
	(Unaudited)	(Unaudited)

REVENUE	$827,128	$634,523	$3,331,697	$2,658,514

COST OF REVENUE	393,290	419,142	1,462,543	1,444,232

GROSS PROFIT	433,838	215,381	1,869,154	1,214,282

OPERATING EXPENSES
Selling, general and administrative	229,034	135,579	636,090	619,264
Depreciation	4,819	4,548	18,532	36,415
TOTAL OPERATING EXPENSES	233,853	140,127	654,622	655,679

INCOME FROM OPERATIONS	199,985	75,254	1,214,532	558,603

OTHER INCOME (EXPENSE):
Interest income	3,823	1,899	24,766	11,727
Loss on disposal of property and equipment	—	—	—	(42,842)
Other income	9,101	10,084	48,918	50,617
TOTAL OTHER INCOME (EXPENSE)	12,924	11,983	73,684	19,502

INCOME BEFORE TAX PROVISION	212,909	87,237	1,288,216	578,105

INCOME TAX PROVISION	(81,000)	(32,280)	(558,360)	(355,442)

NET INCOME	$131,909	$54,957	$729,856	$222,663

The accompanying notes are an integral part of these consolidated financial statements.

MAILBANK.COM, INC.  AND SUBSIDIARIES (D\B\A NETIDENTITY.COM)

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

	Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Stock Subscriptions
	Shares	Amount	Shares	Amount	Capital	Deficit	Receivable	Total
Balance, December 31, 2003, as previously reported	—	$—	20,155,002	$20,155	$9,026,953	$(2,059,687)	$—	$6,987,421

Adjustment to record stock option compensation, net of taxes	—	—	—	—	480,939	(354,939)	—	126,000

Balance, December 31, 2003, as restated	—	—	20,155,002	20,155	9,507,892	(2,414,626)	—	7,113,421

Stock options exercised	—	—	584,789	585	72,514	—	(73,099)	—

Principal collections on subscriptions receivable	—	—	—	—	—	—	40,531	40,531

Dividends	—	—	—	—	(1,762,883)	—	—	(1,762,883)

Net income	—	—	—	—	—	222,663	—	222,663

Balance, December 31, 2004, as restated	—	—	20,739,791	20,740	7,817,523	(2,191,963)	(32,568)	5,613,732

Stock options exercised	—	—	783,462	783	113,635	—	—	114,418

Principal collections on subscriptions receivable	—	—	—	—	—	—	32,568	32,568

Dividends	—	—	—	—	(1,937,092)	—	—	(1,937,092)

Net income	—	—	—	—	—	729,856	—	729,856

Balance, December 31, 2005, as restated	—	—	21,523,253	21,523	5,994,066	(1,462,107)	—	4,553,482

Common stock cancelled (unaudited)	—	—	(15,000)	(15)	15	—	—	—

Net income (unaudited)	—	—	—	—	—	131,909	—	131,909

Balance, March 31, 2006 (unaudited)	—	$—	21,508,253	$21,508	$5,994,081	$(1,330,198)	$—	$4,685,391

The accompanying notes are an integral part of these consolidated financial statements.

MAILBANK.COM, INC.  AND SUBSIDIARIES (D\B\A NETIDENTITY.COM)

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND 2005 (UNAUDITED) AND THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	March 31, 2006	March 31, 2005	December 31, 2005	December 31, 2004
	(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
NET INCOME	$131,909	$54,957	$729,856	$222,663
Adjustments to reconcile net income to net cash provided by operating activities -
Depreciation and amortization	16,372	25,798	103,532	133,371
Deferred income tax provision	81,000	32,000	557,000	351,000
Bad debt expense	523	—	—	—
Loss on disposal of property and equipment	—	—	—	42,842
(Increase) decrease in -
Accounts receivable	8,147	42,468	(3,744)	(59,737)
Domain names held for sale	1,072	1,353	6,452	6,999
Deferred costs	(58,188)	(33,313)	4,329	4,718
Increase (decrease) in -
Accounts payable	(42,010)	(25,497)	(64,371)	(10,348)
Deferred revenue	(18,964)	(13,215)	54,352	50,539
Other current liabilities	(20,092)	(152,967)	27,989	15,000

NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES	99,769	(68,416)	1,415,395	757,047

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of intangible assets	—	—	6,048	3,822
Other assets	(13,000)	—	—	(8,750)
Purchase of property and equipment	—	—	(7,200)	(14,979)

NET CASH (USED) BY INVESTING ACTIVITIES	(13,000)	—	(1,152)	(19,907)

CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on stock subscriptions receivable	—	32,568	32,568	40,531
Proceeds from exercise of stock options	—	—	114,418	—
Dividends paid	—	—	(2,154,961)	(1,518,643)

NET CASH PROVIDED (USED) BY FINANCING ACTIVITIES	—	32,568	(2,007,975)	(1,478,112)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	86,769	(35,848)	(593,732)	(740,972)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	300,709	894,441	894,441	1,635,413

CASH AND CASH EQUIVALENTS, END OF PERIOD	$387,478	$858,593	$300,709	$894,441

The accompanying notes are an integral part of these consolidated financial statements.

MAILBANK.COM, INC.  AND SUBSIDIARIES (D\B\A NETIDENTITY.COM)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.     Summary of significant accounting policies

Business activities

Mailbank.com, Inc. (d/b/a Netidentity.com) was incorporated in the State of Nevada in 1999, and provides advertising on its web site and personalized email and web hosting accounts using its library of surname based domains to companies and individuals throughout the world.

NamePlanet Holdings, Inc., a wholly owned subsidiary of Mailbank.com, Inc., was incorporated in the State of Nevada in 2001, and provides personalized email and web hosting to European based customers, using its inventory of European based surnames.

Name Universe, Inc., a wholly owned subsidiary of NamePlanet Holdings, Inc., was incorporated in the State of Nevada in 2003, and sells excess inventory from the NamePlanet library of domains.

Name Domain, Inc., a wholly owned subsidiary of NamePlanet Holdings, Inc., was incorporated in the State of California in 2001, and is the registering agent and owner for the NamePlanet domain names.

The Company’s business substantially depends on the capacity, affordability, reliability and security of third-party telecommunications and data service providers. Only a small number of providers offer the network services the Company requires, and the majority of its telecommunications services are currently purchased from a limited number of vendors.  Although management believes that alternate telecommunications providers could be found in a timely manner, any disruption of these services could have a material adverse effect on the Company’s financial position, results of operations and cash flows.

Unaudited interim financial statements

The consolidated financial statements as of March 31, 2006 and 2005 and for the three months then ended are unaudited, however, in the opinion of management of the Company all adjustments (consisting solely of normal recurring adjustments) necessary to provide a fair presentation of the financial statements for the interim periods have been made.

Principles of consolidation

The consolidated financial statements include the accounts of Mailbank.com, Inc. and its wholly owned subsidiaries, NamePlanet Holdings, Inc., Name Universe, Inc. and Name Domain, Inc., collectively referred to as the “Company”.  All significant inter-company transactions and balances have been eliminated in consolidation.

Use of estimates

The preparation of the Company’s consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes.  Actual results could differ from those estimates.

Cash and cash equivalents

The Company considers all highly liquid investments and securities with original maturities of three months or less at the time of purchase to be cash equivalents.

MAILBANK.COM, INC.  AND SUBSIDIARIES (D\B\A NETIDENTITY.COM)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Accounts receivable

Accounts receivable consist principally of small balance amounts due from credit card customers for the purchase of services and are based on stated unit prices.  Accounts receivable from advertising are based on contract or unit prices.  Accounts receivable also consist of credit card reserves held by the credit card processor as deposits for charge backs. The Company does not charge interest on its accounts receivable.

The allowance for doubtful accounts is based on historical collection information and projection of trends.  Accounts receivable are due upon receipt and are considered delinquent after 30 days.  Delinquent accounts are actively managed for collection, and are written off when collection efforts fail as determined on a specific account basis.  As of December 31, 2005 and 2004 the Company’s allowance for doubtful accounts was $0.

Fair value of financial instruments

The Company’s financial instruments include cash and cash equivalents, accounts receivable and accounts payable.  The fair values of these financial instruments approximate their carrying amounts based on current market indicators, such as prevailing interest rates and the nearness to their maturity.

Property and equipment

Property and equipment is stated at cost.  When property and equipment are sold or retired, the related costs and accumulated depreciation are removed from the accounts and any gain or loss is included in income.

Depreciation and amortization of property and equipment is provided utilizing the straight-line method over the estimated useful lives of the respective assets as follows:

Lives (Years)
Hardware	5-7
Software and licenses	3

Domain names held for resale

Domain names held for resale are carried at the lower of cost, using the average cost method, or market.  Provisions for obsolescence are recorded when a decline in value is determined.

MAILBANK.COM, INC.  AND SUBSIDIARIES (D\B\A NETIDENTITY.COM)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Intangible assets

Intangible assets consist primarily of trade names, customer databases, contracts, trademarks and domain names, net of accumulated amortization.  Finite life intangible assets are being amortized on a straight-line basis between three and thirty years.

The Company adopted Statement of Financial Accounting Standards SFAS No. 142, Goodwill and Other Intangible Assets (“SFAS 142”).  Under SFAS 142, intangible assets with an infinite life are no longer amortized, but are tested for impairment on an annual basis or tested if an event occurs or circumstances change that would more likely than not reduce the fair value below its carrying amount. Events or circumstances which could trigger an impairment review include a significant adverse change in legal factors or in the business climate, an adverse action or assessment by a regulator, unanticipated competition, a loss of key personnel, significant changes in the manner of use of the acquired assets or the overall business strategy, significant negative industry or economic trends, significant underperformance relative to expected historical or projected future results of operations.

In testing for a potential impairment of other intangible assets, the estimated fair value of the intangible asset is compared with book value.  If the estimated fair value exceeds book value, the intangible asset is considered not to be impaired and no additional steps are necessary. If, however, the fair value of the intangible asset is less than book value, then the carrying amount of the intangible asset is compared with its implied fair value. The estimate of implied fair value of the intangible asset may require independent valuations of certain internally generated and unrecognized intangible assets such as pay subscriber base, software, technology, patents and trademarks. If the carrying amount of the intangible asset exceeds the implied fair value of that intangible asset, an impairment loss would be recognized in an amount equal to the excess. In accordance with SFAS 142, the Company performed impairment tests relating to intangible assets and concluded there were no impairments at December 31, 2005 and 2004.

Product development costs

Product development costs include expenses for the development of new or improved technologies and products, including compensation and related expenses for contracted services and equipment. Costs incurred by the Company to develop, enhance, manage, monitor and operate its software and services are generally expensed as incurred, except for certain costs relating to the acquisition and development of internal-use software that are capitalized and depreciated over their estimated useful lives, of three years.

Long-lived assets

SFAS No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets,” requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Impairment, which is determined based upon the estimated fair value of the asset, is recorded when estimated undiscounted cash flows expected to be generated by the asset is insufficient to recover its net carrying value. During the years ended December 31, 2005 and 2004, the Company did not identify any events or circumstances which require the recognition of an impairment loss on long-lived assets.

MAILBANK.COM, INC.  AND SUBSIDIARIES (D\B\A NETIDENTITY.COM)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Revenue recognition

The Company recognizes revenue related to its services and advertising products when (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the fee is fixed or determinable and (iv) collectibility is reasonably assured.

Service revenues are recognized in the period in which fees are determinable and the related products or services are provided to the user. The Company’s subscribers generally pay in advance for their service by credit card, and revenue is then recognized ratably over the period in which the related services are provided. Advance payments from users are recorded on the balance sheet as deferred revenue. The Company offers alternative payment methods to credit cards. These alternative payment methods currently include payment by check or money order and via PayPal. In circumstances where payment is not received in advance, revenue is only recognized if collectibility is reasonably assured.

Advertising revenues primarily consist of fees from web site banners and text-link advertisements. Revenues are recognized provided that no significant obligations remain, fees are fixed or determinable, and collection of the related receivable is reasonably assured. The Company recognizes advertising revenues ratably over the period in which the advertisement is displayed.  In determining whether an arrangement exists, the Company ensures that a binding contract is in place. Probability of collection is assessed based on a number of factors, including past transaction history with the customer and the creditworthiness of the customer. If it is determined that collection is not reasonably assured, revenue is not recognized until collection becomes reasonably assured, which is generally upon receipt of cash.

Cost of revenue

Cost of revenue includes direct costs incurred, including contract labor, bandwidth and co-location expense, domain name fees, transaction fees and other costs associated with customer support.

Advertising

The Company expenses advertising as incurred.  The amount expensed for the years ended December 31, 2005 and 2004 totaled $11,543 and $37,402, respectively.

MAILBANK.COM, INC.  AND SUBSIDIARIES (D\B\A NETIDENTITY.COM)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Income taxes

The Company accounts for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes (“SFAS 109”).  Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which these temporary differences are expected to be recovered or settled.  Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date.  A valuation allowance is required to the extent deferred tax assets may not be realizable.

The Company reports the following items in periods that differ between financial statement and income tax reporting:

	Financial Statement Reporting	Income Tax Reporting

Domain names held for lease	Impairment	Straight-line

Intangible assets	Straight-line/Impairment	Straight-line

Depreciation	Straight-line	Accelerated

Reclassifications

Certain items in the 2004 consolidated financial statements have been reclassified to conform to the 2005 presentation.

Stock-based compensation

The Company has adopted the fair value method of accounting pursuant to SFAS No. 123, Accounting for Stock-Based Compensation, (“SFAS 123”) for all issuances of stock options to non-employees of the Company. The Company will continue using the intrinsic value method under the provisions of Accounting Principles Board Opinion (“APB”) No. 25, Accounting for Stock Issued to Employees (“APB 25”) and related interpretations in accounting for all stock options issued to employees until January 1, 2006 at which time the Company will be required to follow the provisions of SFAS 123R. Under APB 25, compensation cost is recognized to the extent that the exercise price is less than the market price for the underlying stock on the date of grant.

The Company has adopted the disclosure-only provisions of SFAS No. 123 and accordingly, no compensation cost has been recognized for the Company’s stock option plans for the years ended December 31, 2005 and 2004.  If the Company had elected to recognize compensation cost based on the fair value of the options granted as of the grant date as prescribed by SFAS No. 123, net income would not have been different, as the estimated fair value of the options granted for the years ended December 31, 2005 and 2004 was zero.

In December 2004, the FASB issued SFAS No.123R, Share-Based Payment, (“SFAS 123R”) which revised SFAS 123 and superseded APB 25 and its related implementation guidance.  SFAS 123R will provide investors and other users of financial statements with more complete and neutral financial information by requiring that the compensation cost relating to share-based payment transactions be recognized in financial statements.

MAILBANK.COM, INC.  AND SUBSIDIARIES (D\B\A NETIDENTITY.COM)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SFAS 123R requires measurement and recording to the financial statements of the costs of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award, recognized over the period during which an employee is required to provide services in exchange for such award.  SFAS 123R covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans.  Non-public entities will be required to apply SFAS 123R as of the first annual reporting period that begins after December 15, 2005.  The Company was not materially affected by the adoption of SFAS 123R, as SFAS 123R became applicable to options issued after December 15, 2005 and no options were issued or unvested during the period January 1, 2006 to June 19, 2006.

Recent accounting pronouncements

In June 2005, FASB issued SFAS No. 154, Accounting Changes and Error Corrections — a replacement of APB 20 and FAS No. 3 (“SFAS 154”). SFAS 154 provides guidance on the accounting for and reporting of accounting changes and error corrections. It establishes, unless impracticable, retrospective application as the required method for reporting a change in accounting principle in the absence of explicit transition requirements specific to the newly adopted accounting principle. SFAS 154 also provides guidance for determining whether retrospective application of a change in accounting principle is impracticable and for reporting a change when retrospective application is impracticable. The correction of an error in previously issued financial statements is not an accounting change. However, the reporting of an error correction involves adjustments to previously issued financial statements similar to those generally applicable to reporting an accounting change retrospectively. Therefore, the reporting of a correction of an error by restating previously issued financial statements is also addressed by SFAS 154. SFAS 154 is required to be adopted in fiscal years beginning after December 15, 2005. The Company adopted SFAS 154 and the impact of such adoption is reflected in the Consolidated Statements of Stockholders’ Equity as an adjustment to the opening balances as of December 31, 2003. The correction resulted from recording the fair market value of stock options issued to independent contractors during 1999 and 2000 pursuant to SFAS 123 and the expected realizable deferred tax benefit.

In December 2003, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 46(R), Consolidation of Variable Interest Entities (“46R”). The objective of Interpretation No. 46(R) is to improve the financial reporting by companies involved with variable interest entities. Management of the Company has not identified any Variable Interest Entities that require consolidation.

2.  Concentrations of credit risk

Financial instruments that potentially subject the Company to credit risk consist principally of cash and cash equivalents, and accounts receivable.  The Company places cash in a single financial institution in excess of FDIC insured limits.  To reduce the credit risk associated with cash and cash equivalents, the Company periodically reviews the financial condition of the financial institution.  Accounts receivable are with many customers located throughout the world, none individually comprising a significant portion of total amounts outstanding as of December 31, 2005.  To reduce the credit risk associated with accounts receivable, the Company analyzes the creditworthiness of new customers prior to acceptance and actively manages past due accounts.

MAILBANK.COM, INC.  AND SUBSIDIARIES (D\B\A NETIDENTITY.COM)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3.     Property and equipment

Property and equipment consists of the following as of December 31, 2005:

	Cost	Accumulated Depreciation	Net Book Value

Hardware	$211,521	$179,654	$31,867

Software and licenses	27,846	15,263	12,583

Total	$239,367	$194,917	$44,450

Property and equipment consists of the following as of December 31, 2004:

	Cost	Accumulated Depreciation	Net Book Value
Hardware	$211,521	$167,277	$44,244

Software and licenses	20,646	9,108	11,538

Total	$232,167	$176,385	$55,782

Depreciation expense on property and equipment for the years ended December 31, 2005 and 2004 totaled $18,532 and $36,415, respectively.

MAILBANK.COM, INC.  AND SUBSIDIARIES (D\B\A NETIDENTITY.COM)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

4.            Intangible assets

        Intangible assets consist of the following as of December 31, 2005:

	Cost	Accumulated Amortization	Net Book Value

Website development	$ 321,669	$ 302,471	$ 19,198
Trade names	35,000	5,071	29,929
Customer databases	200,000	55,555	144,445
Contracts	5,000	1,388	3,612
Trademarks	25,000	3,542	21,458
Domain names	75,000	21,250	53,750
Total	$ 661,669	$ 389,277	$ 272,392

Intangible assets consist of the following as of December 31, 2004:

	Cost	Accumulated Amortization	Net Book Value

Website development	$ 321,669	$ 238,138	$ 83,531
Trade names	35,000	3,905	31,095
Customer databases	200,000	42,221	157,779
Contracts	5,000	1,056	3,944
Trademarks	25,000	2,708	22,292
Domain names	75,000	16,250	58,750
Total	$ 661,669	$ 304,278	$ 357,391

Amortization expense on intangible assets for the years ended December 31, 2005 and 2004 totaled $85,000 and $96,956, respectively and is included in cost of sales on the consolidated statements of income.

Estimated aggregate amortization expense for each of the next five years is as follows:

Year ending December 31,
2006	$ 31,665
2007	26,816
2008	22,717
2009	20,667
2010	20,667

MAILBANK.COM, INC.  AND SUBSIDIARIES (D\B\A NETIDENTITY.COM)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

5.            Income taxes

The components of the provision for income taxes are as follows:

	Years Ended December 31,
	2005	2004
Current:
Federal	$ —	$ —
State	1,360	4,442
Total	1,360	4,442

Deferred
Federal	506,000	210,000
State	51,000	141,000
Total	557,000	351,000
Total provision for income taxes	$ 558,360	$ 355,442

The provision for federal income taxes reconciles to the amount computed by applying the federal statutory rate to income before the provision for income taxes are as follows:

	December 31,
	2005	2004
Federal statutory income tax expense at 34%	$ 438,000	$ 197,000
State income taxes, net	44,000	140,000
Stock option benefit	75,000	15,000
Permanent and other	1,360	3,442
Total provision for income taxes	$ 558,360	$ 355,442

Significant components of deferred income taxes are as follows:

	December 31,
	2005	2004

Net operating loss carryforwards	$ 544,000	$ 922,000
Stock option benefit	36,000	111,000

Total deferred tax asset	580,000	1,033,000

Property and equipment and intangible assets depreciation and amortization	(938,000)	(834,000)

Total deferred tax liability	(938,000)	(834,000)

Net deferred tax asset (liability)	$ (358,000)	$ 199,000

MAILBANK.COM, INC.  AND SUBSIDIARIES (D\B\A NETIDENTITY.COM)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The above is included in the accompanying consolidated balance sheets under the following captions:

	December 31,
	2005	2004
Deferred tax asset:
Current	$ 92,000	$ 447,000
Non-current	—	36,000
Total deferred tax asset	92,000	483,000

Deferred tax (liability):
Current	—	—
Non-current	(450,000)	(284,000)
Total deferred tax liability	(450,000)	(284,000)

Net deferred tax liability	$ (358,000)	$ 199,000

The types of temporary differences between the tax basis of assets and liabilities and their financial statement amount that give rise to a deferred tax asset or liability at December 31, 2005 and 2004 primarily relate to the effect of net operating loss carry-forwards, stock option benefits, and depreciation and amortization.

The Company has Federal and State of Colorado net operating loss carry-forwards of approximately $1,468,000 as of December 31, 2005, which expire in the years 2018-2023.  These amounts are expected to be realized in the near term.  As such, no valuation allowances have been provided as of December 31, 2005.

6.            Preferred stock

The authorized preferred stock of the Company consists of 3,000 shares, having a par value of $1.00. The Board of Directors has the authority to divide the authorized shares of preferred stock in series and to establish the relative rights and preferences of the shares of any such series to the full extent permitted by the laws of the state of Nevada. No shares of preferred stock were outstanding as of December 31, 2005 and 2004.

7.            Warrants and stock options

Warrants

On February 23, 1999, the Company issued 2,500,000 warrants which were convertible into shares of common stock.  The exercise price of the warrants was $1.00 per share.  The warrants were exercisable at any time until March 1, 2004. On March 1, 2004, all the outstanding warrants expired unexercised.

Stock options

On October 2, 2002, the Board of Directors adopted a nonqualified stock option plan (the Plan). The Plan is a shareholder-approved plan under which stock options may be granted to employees, officers, directors and consultants of the Company. An aggregate of 12,500,000 shares have been reserved under the Plan, of which 320,816 options were outstanding at December 31, 2005.  Option grants expire after ten years unless cancelled earlier due to termination of employment or Board service.

MAILBANK.COM, INC.  AND SUBSIDIARIES (D\B\A NETIDENTITY.COM)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

A summary of the activity under the Company’s outstanding stock option plan as of December 31, 2005 and 2004 and changes during the years then ended is set forth below:

	Number of Shares	Weighted Average Exercise Price

Options outstanding at December 31, 2003	1,339,067	$ .145
Granted	300,000.140
Exercised	(584,789)	.125
Cancelled	—	—

Options outstanding at December 31, 2004	1,054,278.154
Granted	50,000.150
Exercised	(783,462)	.146
Cancelled	—	—

Options outstanding at December 31, 2005	320,816	$ .175

The following table summarizes options outstanding and exercisable by price range as of December 31, 2005:

	Options Outstanding			Options Exercisable
		Weighted
		Average	Weighted		Weighted
Range of		Remaining	Average		Average
Exercise	Number	Contractual	Exercise	Number	Exercise
Prices	Outstanding	Life in Years	Price	Exercisable	Price

$.125	102,932	6.44	$ .125	102,932	$ .125
.150	111,834	7.94	.150	16,000.150
.250	106,050	5.00	.250	106,050.250

$.125 - .250	320,816	6.48	$ .154	224,982	$ .175

All outstanding options originally expire in 2010, however as a result of the merger, all 320,816 outstanding options from December 31, 2005 were purchased by the Company and cancelled in June 2006.

Consistent with the valuation method utilized by the Company under SFAS 123, the Company is using the Black Scholes option pricing model to estimate the fair value of stock options granted. Stock options granted during the years ended December 31, 2005 and 2004 vest over a period of 1 to 4 years, with no expected forfeitures. The expected term of the options granted is based on historical data. The risk-free interest rate is based on the U.S. Treasury yield curve at the date of grant. Expected volatility is based upon volatility of comparable companies and the expected dividend yield is based on dividends declared by the Company during the years ended December 31, 2005 and 2004. The following assumptions were used to estimate the fair value of stock options granted during the years ended December 31:

	2005	2004
Risk-free interest rate	4.6%	4.6%
Expected volatility	40%	40%
Expected dividend yield	57%	37%
Expected life (years)	6	6

Due to the expected dividend yield on the Company’s stock, the weighted average fair value of options granted during the years ended December 31, 2005 and 2004 was zero.

MAILBANK.COM, INC.  AND SUBSIDIARIES (D\B\A NETIDENTITY.COM)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

8.            Operating leases

In December 2004, the Company entered into a non-cancelable operating lease agreement that began January 2005 and expires February 2007, requiring minimum lease payments of $2,199 to $2,360.  Future minimum lease payments under the operating lease arrangement as of December 31, 2005 are as follows:

Years ending December 31,
2006	$ 28,159
2007	2,360
Total	$ 30,519

9.            Related party transactions

During the year ended December 31, 2005, the Company sold four domain names to a shareholder of the Company for $50,000.

10.          Supplemental cash flow information

During the years ended December 31, 2005 and 2004, the Company made income tax payments of $1,360 and $4,442, respectively. As of December 31, 2005 and 2004, accrued dividends payable totaled $26,371 and $244,240.

During the three months ended March 31, 2006 and 2005, the Company made income tax payments of $0 and $280, respectively (unaudited). As of March 31, 2006 and 2005, accrued dividends payable totaled $10,911 and $103,832 respectively (unaudited).

11.          Subsequent events

Common stock

During March 2006, the Board of Directors cancelled 15,000 shares of common stock previously included as issued and outstanding. The shares were held by the Company for services performed by a third party, and as a result of the third party’s breach of contract, the Board of Directors cancelled the stock.

Merger

On June 13, 2006, the Company’s Board of Directors unananimously approved the merger of the Company and a company (“Newco”) partially owned by existing shareholders of the Company. On June 15, 2006 the Company and Newco completed the merger, with the pre-existing shareholders of the Company receiving cash, stock of Newco and debt from Newco for payment in full of their existing outstanding shares of stock in the Company. Subsequent to the merger, the Company’s outstanding stock was then cancelled and the assets and operations were transferred to and operated from Newco’s facilities.

As a result of the merger, the Board of Directors approved and the Company paid $400,000 in bonuses to certain members of management and employees of the Company. In addition, the Company also paid approximately $199,000 to existing stock option holders, to cancel the remaining options outstanding as of December 31, 2005. The above amounts were included in general and administrative expenses as compensation for the period April 1, 2006 to June 19, 2006. In addition, in 2006 the Company recorded impairments of long-lived assets of approximately $70,000 and deferred tax assets (related to state net operating losses and stock option benefits) of $92,000, as specific identifiable long-lived assets and deferred tax asset components would not provide a future benefit subsequent to the merger.